UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) April 19, 2005



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



       STATE OF DELAWARE                  1-143           38-0572515
         -----------------                  -----           ----------
     (State or other jurisdiction of     (Commission     (I.R.S. Employer
     Incorporation or Organization)      File Number)   Identification No.)

     300 Renaissance Center,                              48265-3000
     Detroit, Michigan                                     (Zip Code)
     ----------------------------------------------------------------------
                    (Address of Principal Executive Offices)



        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

On April 19, 2005, a news release was issued on the subject of first quarter consolidated earnings for General Motors Corporation (GM). The news release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of GM's Quarterly Report on Form 10-Q. The following is the first quarter earnings release for GM.

GM Reports First Quarter Financial Results

o     Q1 Adjusted Loss $1.48 Per Share, Excluding Special Items
o     Q1 Reported Loss $1.95 Per Share on Revenue of $45.8 Billion
o     Continued Strong Liquidity at GM, GMAC

DETROIT - General Motors Corp. (NYSE: GM) today reported a loss of $839 million, or $1.48 per diluted share in the first quarter of 2005, excluding special items and a tax-rate adjustment. These results, in line with the guidance GM issued on March 16, 2005, compare to net income of $1.2 billion, or $2.12 per share, in the first quarter of 2004. Revenue fell 4.3 percent to $45.8 billion.

Consolidated net income for the first quarter of 2005, including special items, was a loss of $1.1 billion, or $1.95 per share. The special items include charges for restructuring in Europe, U.S. salaried attrition programs, and facility impairments, partially offset by recognition of the recurring tax benefits above those reflected in the 15-percent rate used in GM's adjusted earnings. These items had a net unfavorable effect of $265 million, or $0.47 per share in the first quarter of 2005. There were no special items in the first quarter of 2004.

"While most of our business units exceeded expectations, the results at GM North America (GMNA) were clearly disappointing," said GM Chairman and Chief Executive Officer Rick Wagoner. "We have well thought-out plans to address GMNA's poor performance, starting with aggressive product introductions this year, value-focused marketing initiatives, and further reductions in our cost structure, where the greatest need is to address the challenging health-care cost situation."

GM financial results described throughout the remainder of this release exclude special items unless otherwise noted (see "Highlights").

                            GM Automotive Operations

GM's automotive operations reported a loss of $1.3 billion in the first quarter of 2005, compared with earnings of $561 million in the year-ago quarter.

GM North America accounted for this weak performance, reporting a loss of $1.3 billion in the first quarter of 2005, compared with earnings of $401 million a year ago. This deterioration reflects lower sales and production volumes, a tougher pricing environment, an unfavorable sales mix, and a continuing, large health-care burden.

GM's market share in North America was 25.2 percent in first-quarter of 2005, down from 26.3 percent in the year-ago period.

"While we were encouraged by improved sales in March, we significantly reduced production volumes during the first quarter to balance inventories," Wagoner said. "These adjustments reduced dealer inventory levels by nearly 100,000 units from the year-ago period, but they also adversely affected our North American financial results.

"We clearly have the need to do a much better job on both the revenue and cost side of our business," Wagoner added. "Our revenue strategy is clear and has already begun to play out. On the cost side of the business, we continue to make progress in most key activities, but we need to accelerate our efforts on the challenging U.S. health-care situation."

GM Europe (GME) posted a loss of $103 million in the first quarter of 2005, an improvement from the $116 million loss in the year-ago quarter.

"Our European operations began to show signs of real progress during the quarter, with the region posting its highest quarterly market share in six years," Wagoner said. "While there is still much work to be done to restore GME to profitability, we're pleased with our improving direction in Europe."

GM Asia Pacific (GMAP) reported net income of $60 million in the first quarter of 2005, compared with $275 million in the same period last year, reflecting primarily lower equity earnings in China and Japan. The region's market share rose to 5.0 percent in the first quarter of 2005 from 4.9 percent in the year-ago quarter.

"GM's Asia Pacific operations delivered profitable results in a challenging environment," Wagoner said. "While net income was down from the year-ago period, we expect stronger profitability in the Asia Pacific region as the year progresses. In China, even though industry sales were down, GM continued to gain market share. We expect to continue to strengthen our product portfolio in China throughout the year as we roll out 10 new or upgraded models."

GM Latin America/Africa/Mid-East (GMLAAM) earned $46 million in the first quarter of 2005, an improvement from year-ago earnings of $1 million. GMLAAM recorded record first-quarter sales volume during the quarter but market share declined slightly to 16 percent in the first quarter of 2005 from 16.2 percent a year ago.

"GMLAAM reported its fifth consecutive quarter of profitability, with several countries reporting record sales volumes and market share," Wagoner said. "We're particularly pleased with our performance in Argentina, Venezuela and South Africa, where we reported double-digit sales gains."

                                      GMAC

General Motors Acceptance Corp. (GMAC) earned $728 million in the first quarter of 2005 compared with $764 million in the year-ago period.

"GMAC delivered solid results in a very challenging environment," Wagoner said. "Although interest-rate pressures have grown, GMAC has been very adept in funding its businesses and maintaining a strong liquidity position. At the end of the first quarter, GMAC had a balance of cash and certain marketable securities of $18.5 billion.

"Much of GMAC's success stems from leveraging its core competencies -- borrowing, lending, collecting and assessing risk -- into diversified business lines that have delivered strong and growing earnings," Wagoner added.

GMAC's financing operations reported net income of $248 million in the first quarter of 2005, compared with $442 million a year ago. The decrease reflects significantly lower net interest margins, partially offset by improved credit experience and stronger used car prices.

Mortgage operations earned $385 million in the first quarter of 2005, up from $231 million in the comparable period last year, reflecting increases in all three of GMAC's mortgage entities - GMAC Residential Mortgage, GMAC Residential Funding Corp. and GMAC Commercial Mortgage. Although mortgage industry volumes in the first quarter of 2005 were down from year-ago levels, GMAC's residential and commercial mortgage units reported higher origination volumes during the quarter and increased market share.

GMAC's insurance operations reported net income of $95 million in the first quarter of 2005, up from the $91 million in the first quarter of 2004. Strong net underwriting revenue and investment income contributed to the results.

GMAC continued to provide global support for the marketing of GM vehicles with a U.S. market penetration of 54 percent of GM's retail sales in the first quarter of 2005, up from 41 percent in the year-ago period. In addition, GMAC served as a significant source of cash flow to GM through the payment of a $500 million dividend in the first quarter of 2005.

                               Cash and Liquidity

Cash, marketable securities, and readily available assets of the Voluntary Employees' Beneficiary Association (VEBA) Trust totaled $19.8 billion on March 31, 2005, excluding financing and insurance operations, down from $23.3 billion on Dec. 31, 2004. The decline reflects lower production volumes, net losses including restructuring charges and the settlement with Fiat S.p.A.

Automotive operating cash flow for the period ended March 31, 2005, totaled a negative $3.0 billion, before European restructuring charges and the Fiat settlement.

                                     Outlook

GM expects total U.S. industry sales in the second quarter of 2005 to come in at a seasonally adjusted annual selling rate of around 17 million, about flat with the selling rate in the first quarter of 2005.

Given the uncertainty affecting key elements of our financial forecast, such as resolution of the health-care cost crisis, GM has determined that it will not provide earnings guidance for the 2005-calendar year at this time.


                                      # # #


In this press release and related comments by General Motors management, our use of the words "expect," "anticipate," "estimate," "project," "forecast," "outlook," "target," "objective," "plan," "goal," "pursue," "on track," and similar expressions is intended to identify forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K (at page II-20) which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions; currency-exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.

                           General Motors Corporation
                        List of Special Items - After Tax
                 (Dollars in millions except per share amounts)
                                   (Unaudited)

     Management believes that the adjusted information set forth herein is useful to investors as it represents how Management views the results of operations and cash of the Corporation and, therefore, is the basis on which internal evaluation metrics are determined. The internal evaluation metrics are those used by the Corporation's Board of Directors to evaluate Management.

                                             Three Months Ended
                                                March 31, 2005
                                             ------------------
                                                 Net     $1-2/3
                                               Income      EPS
                                               ------    -----
     REPORTED
     --------
     Net (loss)                             $(1,104)     $(1.95)

     ADJUSTMENTS
     -----------
     Salaried Attrition Program (A)             148        0.26

     Plant and Facility Impairments (B)          84        0.15

     GME Restructuring Charge (C)               422        0.75

     Tax Items (D)                             (389)      (0.69)
                                                 --        ----
     Subtotal                                    265       0.47

     ADJUSTED
     --------                                   ---        ----
     Adjusted (loss)                          $(839)     $(1.48)
                                                ===        ====

(A) Salaried Attrition Program relates to voluntary early retirement and other separation programs in the U.S. in the first quarter of 2005.
(B) Plant and Facility Impairments relates to the write-down to fair market value of various plant assets in connection with the first quarter announcement to discontinue production at the Lansing assembly plant during the second quarter of 2005.
(C) In the fourth quarter of 2004, GM Europe announced a restructuring plan targeting a reduction in annual structural costs of an estimated $600 million by 2006. A total reduction of 12,000 employees, including 10,000 in Germany, from 2005-2007 through separation programs, early retirements, and selected outsourcing initiatives is expected. The after-tax separation cost of $422 million in the first quarter of 2005 covers approximately 5,650 people, of whom 4,900 are in Germany. The Corporation's plan is on track and anticipates further separations and associated charges in the remaining three quarters of 2005 and into 2006 and 2007. The amount of such future separation charges will be recognized in the respective periods, and will depend both on the type of separations and associated workforce demographics.
(D) Tax Items relate to tax benefits (including the Medicare Part D benefit in the U.S), in excess of GM's previously communicated annual effective tax rate of 15%, which do not vary with the level of pre-tax income. Adjusted loss reflects an effective tax rate of 15%.

                           General Motors Corporation
                        List of Special Items - After Tax
                 (Dollars in millions except per share amounts)
                                   (Unaudited)

                                                   Restated
                                             Three Months Ended
                                                March 31, 2004
                                             ------------------
                                                Net      $1-2/3
                                               Income      EPS
                                               ------    -----
     REPORTED
     --------
     Income from continuing
      operations                             $1,208       $2.12
                                              =====        ====


     There were no special items in the First Quarter of 2004.

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (Unaudited)

                                                First Quarter
                                                --------------
                                                          Restated
                                               2005         2004
                                               ----         ----
     (Dollars in millions except per share amounts)
     Total net sales and
      revenues                              $45,773       $47,830
      Adjusted                              $45,773       $47,830
     Net income (loss)                      $(1,104)       $1,208
      Adjusted                                $(839)       $1,208
     Net margin
      (Net income /Total net sales
        and revenues)                          (2.4%)         2.5%
      Adjusted                                 (1.8%)         2.5%
     Earnings (losses) per share - basic
      $1-2/3 par value                       $(1.95)        $2.14

     Earnings (losses) per share - diluted
      $1-2/3 par value                       $(1.95)        $2.12

     Earnings (losses) per share - adjusted
      diluted
      $1-2/3 par value                       $(1.48)(1)     $2.12

     GM $1-2/3 par value average
      shares outstanding (Mil's)
      Basic shares                              565           564
      Diluted shares                            566           569
     Cash dividends per share
      of common stocks
      GM $1-2/3 par value                     $0.50         $0.50


     See reconciliation of adjusted financial results on pages 9 - 11 and footnotes on page 14.

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (Unaudited)

                                                First Quarter
                                                --------------
                                                          Restated
                                               2005         2004
                                               ----         ----

     Book value per share of
      common stocks at March 31
      GM $1-2/3 par value                    $45.27        $46.58

     Auto & Other total cash & marketable
      securities at March 31
      ($Bil's)                                $15.6         $20.0
     Readily-available assets in VEBA           4.2(2)        3.5
                                               ----          ----
     Total Auto & Other cash &
      marketable securities plus
      readily-available assets in VEBA        $19.8         $23.5
                                               ====          ====

     Auto & Other Operations ($Mil's)
      Depreciation                           $1,270        $1,148
      Amortization of special
        tools                                   816           726
      Amortization of intangible
        assets                                   10             7
                                              -----         -----
        Total                                $2,096        $1,881
                                              =====         =====

     GM's share of nonconsolidated
      affiliates' net income (loss)
      ($Mil's)
      Italy                                     $21           $18
      Japan                                     $50          $106
      China                                     $33          $162
      South Korea                               $(8)          $(8)

     See footnotes on page 14.

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (Unaudited)

                                        First Quarter
                                        2005 and 2004
                                       --------------

     (Dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                               Restated                         Restated
                        2005     2004    2005     2004   2005     2004
                        ----     ----    ----     ----   ----     ----
     Total net sales
      and revenues
     GMNA             $25,378  $29,103    $ -     $ -  $25,378   $29,103
     GME                7,957    7,543      -       -    7,957     7,543
     GMLAAM             2,299    1,833      -       -    2,299     1,833
     GMAP               1,694    1,599      -       -    1,694     1,599
                       ------   ------    ---     ---   ------    ------
      Total GMA        37,328   40,078      -       -   37,328    40,078
     Other                (25)      59      -       -      (25)       59
                       ------   ------    ---     ---   ------    ------
     Total Auto &
      Other            37,303   40,137      -       -   37,303    40,137
                       ------   ------    ---     ---   ------    ------
     GMAC               8,221    7,570      -       -    8,221     7,570
     Other Financing      249      123      -       -      249       123
                       ------   ------    ---     ---   ------    ------
      Total FIO         8,470    7,693      -       -    8,470     7,693
                       ------   ------    ---     ---   ------    ------
     Total net sales
      and revenues    $45,773  $47,830    $ -     $ -  $45,773   $47,830
                       ======   ======     ==      ==   ======    ======

     Income (loss)
      before income
      taxes, equity
      income and
      minority interests
     GMNA             $(1,923)    $575   $357     $ -  $(1,566)     $575
     GME                 (875)    (223)   671       -     (204)     (223)
     GMLAAM                67        8      -       -       67         8
     GMAP                 (36)      13      -       -      (36)       13
                        -----      ---  -----     ---    -----       ---
      Total GMA        (2,767)     373  1,028       -   (1,739)      373
     Other               (445)    (320)    13       -     (432)     (320)
                          ---      ---  -----     ---      ---       ---
      Total Auto &
        Other          (3,212)      53  1,041       -   (2,171)       53
                        -----    -----    ---     ---    -----     -----
     GMAC               1,106    1,212      -       -    1,106     1,212
     Other Financing       (2)      (1)     -       -       (2)       (1)
                        -----    -----    ---     ---    -----     -----
      Total FIO         1,104    1,211      -       -    1,104     1,211
                        -----    -----  -----     ---    -----     -----
     Total income (loss)
      before income taxes,
      equity income and
      minority
      interests       $(2,108)  $1,264 $1,041     $ -  $(1,067)   $1,264
                        =====    =====   ====      ==    =====     =====

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (Unaudited)

                                        First Quarter
                                        2005 and 2004
                                       --------------

     (Dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                               Restated                         Restated
                        2005     2004    2005     2004   2005     2004
                        ----     ----    ----     ----   ----     ----
     Net income (loss)
     GMNA             $(1,560)    $401   $224     $ -  $(1,336)     $401
     GME                 (525)    (116)   422       -     (103)     (116)
     GMLAAM                46        1      -       -       46         1
     GMAP                  60      275      -       -       60       275
                          ---      ---    ---     ---    -----       ---
      Total GMA        (1,979)     561    646       -   (1,333)      561
     Other                146     (117)  (381)      -     (235)     (117)
                        -----      ---    ---     ---    -----       ---
      Total Auto &
        Other          (1,833)     444    265       -   (1,568)      444
                        -----      ---    ---     ---    -----       ---
     GMAC                 728      764              -      728       764
     Other Financing        1        -      -       -        1         -
                          ---      ---    ---     ---      ---       ---
      Total FIO           729      764      -       -      729       764
                        -----    -----    ---     ---     ----       ---
     Net income (loss)$(1,104)  $1,208   $265       -    $(839)   $1,208
                        =====    =====    ===     ===     ====     =====
     Income tax expense
      (benefit)
     GMNA               $(404)    $141   $133     $ -    $(271)     $141
     GME                 (327)     (85)   249       -      (78)      (85)
     GMLAAM                22        5      -       -       22         5
     GMAP                 (13)       6      -       -      (13)        6
                          ---      ---    ---     ---      ---       ---
      Total GMA          (722)      67    382       -     (340)       67
     Other               (585)    (204)   394       -     (191)     (204)
                          ---      ---    ---     ---      ---       ---
      Total Auto &
        Other          (1,307)    (137)   776       -     (531)     (137)
                        -----      ---    ---     ---      ---       ---
     GMAC                 375      446      -       -      375       446
     Other Financing       (3)      (1)     -       -       (3)       (1)
                          ---      ---    ---     ---      ---       ---
      Total FIO           372      445      -       -      372       445
                          ---      ---    ---     ---      ---       ---
     Income tax expense
      (benefit)         $(935)    $308   $776     $ -    $(159)     $308
                          ===      ===    ===      ==      ===       ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (Unaudited)

                                          First Quarter
                                          2005 and 2004
                                         ---------------

     (Dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                               Restated                         Restated
                        2005     2004    2005     2004   2005     2004
                        ----     ----    ----     ----   ----     ----

     Effective tax rate
     Total GM Corp.        44%      24%    75%      -       15%       24%
     GMNA                  21%      25%    37%      -       17%       25%
     GME                   37%      38%    37%      -       38%       38%
     GMAC                  34%      37%     -       -       34%       37%


     Equity income (loss)
      and minority interests
     GMNA                $(41)    $(33)   $ -     $ -     $(41)     $(33)
     GME                   23       22      -       -       23        22
     GMLAAM                 1       (2)     -       -        1        (2)
     GMAP                  83      268      -       -       83       268
                          ---      ---     --      --      ---       ---
     Total GMA            $66     $255    $ -     $ -      $66      $255
                           ==      ===     ==      ==       ==       ===

                           General Motors Corporation
                              Operating Statistics

                                                First Quarter
                                               ----------------
                                               2005        2004
                                               ----        ----
     (Units in thousands)
     Worldwide Production Volume
      GMNA - Cars                               470         525
      GMNA - Trucks                             713         820
                                              -----       -----
      Total GMNA                              1,183       1,345
      GME                                       502         473
      GMLAAM                                    185         159
      GMAP                                      341         296
                                              -----       -----
        Total Worldwide                       2,211       2,273
                                              =====       =====

     Vehicle Unit Deliveries
      Chevrolet - Cars                          218         214
      Chevrolet - Trucks                        397         387
      Pontiac                                   100         120
      GMC                                       123         130
      Buick                                      61          78
      Oldsmobile                                  1          17
      Saturn                                     48          52
      Cadillac                                   50          51
      Other                                      17          18
                                              -----       -----
        Total United States                   1,015       1,067
      Canada, Mexico, and Other                 166         164
                                              -----       -----
        Total GMNA                            1,181       1,231
      GME                                       513         501
      GMLAAM                                    183         159
      GMAP                                      231         224
                                              -----       -----
        Total Worldwide                       2,108       2,115
                                              =====       =====
     Market Share
      United States - Cars                     23.3%       25.9%
      United States - Trucks                   27.1%       27.3%
        Total United States                    25.4%       26.7%
      Total North America                      25.2%       26.3%
      Total Europe                              9.8%        9.4%
      Total LAAM                               16.0%       16.2%
      Asia and Pacific                          5.0%        4.9%
        Total Worldwide                        13.4%       13.6%

     U.S. Retail/Fleet Mix
      % Fleet Sales - Cars                     39.5%       37.8%
      % Fleet Sales - Trucks                   18.1%       18.2%
        Total Vehicles                         26.9%       26.7%

     GMNA Capacity Utilization
      (2 shift rated)                          87.6%       90.2%

     GMNA Vehicle Revenue
      Per Unit                              $18,396     $19,084

                           General Motors Corporation
                              Operating Statistics

                                                First Quarter
                                               ----------------
                                               2005        2004
                                               ----        ----
     GMAC's Worldwide Cost of
      Borrowing (3)                            4.30%       3.62%
     Period End Debt Spreads Over
      U.S. Treasuries
      2 Year                                    350 bp      140 bp
      5 Year                                    465 bp      175 bp
      10 Year                                   460 bp      220 bp

     GMAC cash reserve balances ($Bil's)(4)   $18.5       $17.2

     GMAC Automotive Finance Operations
      Consumer credit (North America)
      Net charge-offs as a % of
        managed receivables                    0.96%       1.22%
      Retail contracts 30 days
        delinquent - % of average
        number of contracts
        outstanding (5)                        2.09%       2.08%
      Retail penetration (U.S. only)
      Total retail contract volume
       and lease as % of retail sales            54%         41%
      SmartLease and SmartBuy
       as % of retail sales                      20%         14%
      Off-lease vehicle
        remarketing (U.S. only)
      Average net gain per vehicle           $1,179        $461
      Off-lease vehicles
        terminated (units in 000s)               72         118

     GMAC Mortgage Operations ($Bil's)
        Origination volume                    $41.8       $35.6
        Mortgage servicing rights - net        $4.2        $3.9

     GMAC Insurance Operations ($Mil's)
        Premiums revenue written             $1,118      $1,057
        Investment portfolio market value    $7,322      $6,531
        After-tax net unrealized
         capital gains                         $463        $529

     Worldwide Employment
      at March 31 (in 000's)
      United States Hourly                      109         114
      United States Salary                       39          40
                                                ---         ---
        Total United States                     148         154
      Canada, Mexico, and Other                  31          32
                                                ---         ---
      GMNA                                      179         186
      GME                                        58          63
      GMLAAM                                     30          25
      GMAP                                       15          14
      GMAC                                       34          33
      Other                                       5           5
                                                ---         ---
        Total                                   321         326
                                                ===         ===

     Worldwide Payrolls ($Bil's)               $5.3        $5.5

     See footnotes on page 14.

                           General Motors Corporation

     Footnotes:
     ----------
     (1)  This amount is comparable to First Call analysts' consensus.
     (2) The increase in readily-available assets results from higher withdrawal capacity from the hourly VEBA trust due to increased other postretirement employee benefit payments, and the addition of withdrawal capacity from the salaried VEBA that was funded in 2004.
     (3) Calculated by dividing total interest expense (excluding mark to market adjustments) by total debt.
     (4) Balance at March 31, 2005 comprises $16.1 billion of cash and cash equivalents and $2.4 billion in marketable securities with maturities greater than 90 days. Balance at March 31, 2004 consisted entirely of cash.
     (5)  Excludes accounts in bankruptcy.

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                          Three Months Ended
                                                              March 31,
                                                          ------------------
                                                                     Restated
                                                          2005         2004
                                                          ----       -------
                                                          (dollars in millions
                                                       except per share amounts)

     Total net sales and revenues                      $45,773      $47,830
     Cost of sales and other expenses                   39,313       38,841
     Selling, general, and administrative expenses       4,889        4,941
     Interest expense                                    3,679        2,784
                                                        ------       ------
       Total costs and expenses                         47,881       46,566
                                                        ------       ------
     Income (loss) before income taxes, equity income
       and minority interests                           (2,108)       1,264
     Income tax expense (benefit)                         (935)         308
     Equity income (loss) and minority interests            69          252
                                                         -----        -----
      Net income (loss)                                $(1,104)      $1,208

     Basic earnings (loss) per share attributable to
       common stocks
       $1-2/3 par value                                 $(1.95)       $2.14
                                                          ====         ====

     Earnings (loss) per share attributable to common
       stocks assuming dilution
       $1-2/3 par value                                 $(1.95)       $2.12
                                                          ====         ====

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

        SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                          Three Months Ended
                                                              March 31,
                                                          ------------------
                                                                     Restated
                                                          2005         2004
                                                          ----       -------
                                                          (dollars in millions
     AUTOMOTIVE AND OTHER OPERATIONS

     Total net sales and revenues                      $37,303      $40,137
                                                        ------       ------
     Cost of sales and other expenses                   36,906       36,431
     Selling, general, and administrative expenses       2,837        3,023
                                                        ------       ------
      Total costs and expenses                          39,743       39,454
                                                        ------       ------
     Interest expense                                      685          562
     Net expense from transactions with
      Financing and Insurance Operations                    87           68
                                                        ------       ------
     Income (loss) before income taxes, equity income,
       and minority interests                           (3,212)          53
     Income tax (benefit)                               (1,307)        (137)
     Equity income (loss) and minority interests            72          254
                                                         -----          ---
      Net income - Automotive and Other Operations     $(1,833)        $444
                                                         =====          ===


     FINANCING AND INSURANCE OPERATIONS

     Total revenues                                     $8,470       $7,693
                                                         -----        -----
     Interest expense                                    2,994        2,222
     Depreciation and amortization expense               1,398        1,399
     Operating and other expenses                        2,143        1,850
     Provisions for financing and insurance losses         918        1,079
                                                         -----        -----
       Total costs and expenses                          7,453        6,550
     Net income from transactions with Automotive and
       Other Operations                                    (87)         (68)
                                                           ---          ---
     Income before income taxes, equity income, and
       minority interests                                1,104        1,211
     Income tax expense                                    372          445
     Equity income (loss) and minority interests            (3)          (2)
                                                           ---          ---
      Net income - Financing and Insurance Operations     $729         $764
                                                           ===          ===

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                      Restated
                                              Mar. 31,                 Mar. 31,
                                               2005     Dec. 31,        2004
                                           (Unaudited)    2004      (Unaudited)
                                            ---------  ---------     ---------
                   ASSETS                           (dollars in millions)

     Cash and cash equivalents               $26,389    $35,993        $28,535
     Marketable securities                    26,256     21,737         21,036
                                              ------     ------         ------
      Total cash and marketable securities    52,645     57,730         49,571
     Finance receivables - net               190,646    199,600        186,550
     Loans held for sale                      22,569     19,934         18,285
     Accounts and notes receivable
       (less allowances)                      18,001     21,236         19,515
     Inventories (less allowances)            13,189     12,247         11,718
     Deferred income taxes                    26,615     26,241         27,357
     Net equipment on operating leases
       - (less accumulated depreciation)      34,371     34,214         31,637
     Equity in net assets of
       nonconsolidated affiliates              6,500      6,776          6,054
     Property - net                           38,106     39,020         37,664
     Intangible assets - net                   4,864      4,925          4,727
     Other assets                             60,264     57,680         61,149
                                             -------    -------        -------
      Total assets                          $467,770   $479,603       $454,227
                                             =======    =======        =======

                    LIABILITIES AND STOCKHOLDERS' EQUITY

     Accounts payable (principally trade)    $28,519    $28,830        $27,163
     Notes and loans payable                 291,831    300,279        278,972
     Postretirement benefits other
       than pensions                          28,393     28,111         31,512
     Pensions                                  9,300      9,455          7,795
     Deferred income taxes                     6,709      7,078          7,660
     Accrued expenses and other liabilities   77,001     77,727         74,512
                                              ------     ------         ------
      Total liabilities                      441,753    451,480        427,614
     Minority interests                          416        397            319
     Stockholders' equity
     $1-2/3 par value common stock
       (outstanding, 565,470,511;
       565,132,021; and 564,488,127 shares)      942        942            941
     Capital surplus (principally additional
       paid-in capital)                       15,234     15,241         15,135
     Retained earnings                        13,041     14,428         13,678
                                              ------     ------         ------
        Subtotal                              29,217     30,611         29,754
     Accumulated foreign currency
       translation adjustments                (1,784)    (1,194)        (1,768)
     Net unrealized gains (losses)
       on derivatives                            612        589             (8)
     Net unrealized gains on securities          535        751            762
     Minimum pension liability adjustment     (2,979)    (3,031)        (2,446)
                                              ------     ------         ------
       Accumulated other comprehensive loss   (3,616)    (2,885)        (3,460)
                                             -------     ------         ------
     Total stockholders' equity               25,601     27,726         26,294
                                             -------     ------         ------
     Total liabilities and stockholders'
       equity                               $467,770   $479,603       $454,227
                                             =======    =======        =======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

           SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED BALANCE SHEETS

                                                                      Restated
                                              Mar. 31,                 Mar. 31,
                                               2005     Dec. 31,        2004
                                           (Unaudited)    2004      (Unaudited)
                                            ---------  ---------     ---------
                   ASSETS                           (dollars in millions)

     Automotive and Other Operations
     Cash and cash equivalents               $10,205    $13,148        $11,262
     Marketable securities                     5,447      6,655          8,763
                                              ------     ------         ------
       Total cash and marketable securities   15,652     19,803         20,025
     Accounts and notes receivable
       (less allowances)                       6,493      6,713          6,868
     Inventories (less allowances)            12,736     11,717         11,718
     Net equipment on operating leases
       - (less accumulated depreciation)       6,329      6,488          6,519
     Deferred income taxes and other
       current assets                         11,002     10,794         10,855
                                              ------     ------         ------
      Total current assets                    52,212     55,515         55,985
     Equity in net assets of nonconsolidated
       affiliates                              6,500      6,776          6,054
     Property - net                           36,265     37,170         35,768
     Intangible assets - net                   1,550      1,599          1,438
     Deferred income taxes                    17,763     17,399         18,302
     Other assets                             40,405     40,844         42,103
                                              ------     ------         ------
       Total Automotive and Other
         Operations assets                   154,695    159,303        159,650
     Financing and Insurance Operations
     Cash and cash equivalents                16,184     22,845         17,273
     Investments in securities                20,809     15,082         12,273
     Finance receivables - net               190,646    199,600        186,550
     Loans held for sale                      22,569     19,934         18,285
     Net equipment on operating leases
      (less accumulated depreciation)         28,042     27,726         25,119
     Other assets                             34,825     35,113         35,077
     Net receivable from Automotive
       and Other Operations                    2,300      2,426          1,660
                                              ------     ------         -------
      Total Financing and Insurance
        Operations assets                    315,375    322,726        296,237
                                             -------    -------        -------
     Total assets                           $470,070   $482,029       $455,887
                                             =======    =======        =======
                 LIABILITIES AND STOCKHOLDERS' EQUITY
     Automotive and Other Operations
     Accounts payable (principally trade)    $24,168    $24,257        $23,970
     Loans payable                             2,446      2,062          2,868
     Accrued expenses                         44,269     46,147         45,305
     Net payable to Financing and
       Insurance Operations                    2,300      2,426          1,660
                                              ------     ------         ------
       Total current liabilities              73,183     74,892         73,803
     Long-term debt                           29,879     30,460         29,557
     Postretirement benefits other
       than pensions                          23,685     23,406         27,519
     Pensions                                  9,209      9,371          7,731
     Other liabilities and deferred
       income taxes                           15,381     15,657         15,617
                                             -------    -------        -------
       Total Automotive and Other
         Operations liabilities              151,337    153,786        154,227
     Financing and Insurance Operations
     Accounts payable                          4,351      4,573          3,193
     Debt                                    259,506    267,757        246,547
     Other liabilities and deferred
       income taxes                           28,859     27,790         25,307
                                             -------    -------        -------
       Total Financing and Insurance
         Operations liabilities              292,716    300,120        275,047
                                             -------    -------        -------
       Total liabilities                     444,053    453,906        429,274
     Minority interests                          416        397            319
       Total stockholders' equity             25,601     27,726         26,294
                                             -------    -------        -------
     Total liabilities and stockholders'
       equity                               $470,070   $482,029       $455,887
                                             =======    =======        =======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                          Three Months Ended
                                                              March 31,
                                                          ------------------
                                                                     Restated
                                                          2005         2004
                                                          ----       -------
                                                         (dollars in millions

     Net cash used in operating activities             $(4,137)     $(3,279)

     Cash flows from investing activities
     Expenditures for property                          (1,288)      (1,399)
     Investments in marketable securities -
       acquisitions                                     (6,178)      (2,652)
     Investments in marketable securities -
       liquidations                                      4,567        2,905
     Net originations and purchases of mortgage
       servicing rights                                   (397)        (300)
     Increase in finance receivables                      (391)     (11,076)
     Proceeds from sales of finance receivables          6,475        5,962
     Operating leases - acquisitions                    (3,672)      (3,153)
     Operating leases - liquidations                     1,439        1,957
     Investments in companies,
       net of cash acquired                                (75)           5
     Other                                              (2,496)      (2,196)
     Net cash used in investing activities              (2,016)      (9,947)

     Cash flows from financing activities
     Net increase in loans payable                       1,292        2,217
     Long-term debt - borrowings                        10,545       20,677
     Long-term debt - repayments                       (16,127)     (15,068)
     Cash dividends paid to stockholders                  (283)        (282)
     Other                                               1,566        1,764
                                                        ------       ------
     Net cash provided by (used in) financing
       activities                                       (3,007)       9,308

     Effect of exchange rate changes on cash and
       cash equivalents                                   (444)        (101)
                                                        ------       ------
     Net decrease in cash and cash equivalents          (9,604)      (4,019)
     Cash and cash equivalents at beginning of
       the period                                       35,993       32,554
                                                        ------       -----

     Cash and cash equivalents at end of the
       period                                          $26,389     $28,535
                                                        ======      ======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

        SUPPLEMENTAL INFORMATION TO THE CONDENSED CONSOLIDATED STATEMENTS
                                  OF CASH FLOWS
                                   (Unaudited)

                                        Automotive and         Financing and
                                            Other                Insurance
                                        --------------         -------------
                                           Three Months Ended March 31,
                                      ----------------------------------------
                                                                      Restated
                                      2005        2004        2005      2004
                                      ----        ----        ----      ----
                                                  (dollars in millions)
     Net cash used in operating
       activities                  $(2,555)    $(1,809)    $(1,582)  $(1,470)

     Cash flows from investing
       activities
     Expenditures for property      (1,233)     (1,298)        (55)     (101)
     Investments in marketable
       securities - acquisitions       (93)       (700)     (6,085)   (1,952)
     Investments in marketable
       securities - liquidations     1,429       1,004       3,138     1,901
     Net change in mortgage
       services rights                   -           -        (397)     (300)
     Increase in finance
       receivables                       -           -        (391)  (11,076)
     Proceeds from sales of
       finance receivables               -           -       6,475     5,962
     Operating leases -
       acquisitions                      -           -      (3,672)   (3,153)
     Operating leases -
       liquidations                      -           -       1,439     1,957
     Net investing activity with
       Financing and Insurance
       Operations                      500           -           -         -
     Investments in companies, net
       of cash acquired                (75)        (16)          -        21
     Other                            (374)        (16)     (2,122)   (2,180)
                                       ---          --       -----     -----
     Net cash provided by (used
       in) investing activities        154      (1,026)     (1,670)   (8,921)

     Cash flows from financing
       activities
     Net increase (decrease) in
       loans payable                   223        (149)      1,069     2,366
     Long-term debt - borrowings        13          24      10,532    20,653
     Long-term debt - repayments         -         (26)    (16,127)  (15,042)
     Net financing activity with
       Automotive & Other                -           -        (500)        -
     Cash dividends paid to
       stockholders                   (283)       (282)          -         -
     Other                               -          34       1,566     1,730
                                      ----        ----       -----     -----
     Net cash provided by (used
       in) financing activities        (47)       (399)     (3,460)    9,707
     Effect of exchange rate
       changes on cash and
       cash equivalents               (369)        (96)        (75)       (5)
     Net transactions with
       Automotive/Financing
       Operations                     (126)        168         126      (168)
                                       ---         ---      ------       ---
     Net decrease in cash and cash
       equivalents                  (2,943)     (3,162)     (6,661)     (857)
     Cash and cash equivalents at
       beginning of the period      13,148      14,424      22,845    18,130
                                    ------      ------      ------    ------
     Cash and cash equivalents at
       end of the period           $10,205     $11,262     $16,184   $17,273
                                    ======      ======      ======    ======

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          (Registrant)
Date:  April 19, 2005                By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible, Chief Accounting
                                    Officer)